Form 10-K, Exhibit 13
period 1993-12-31
FIRST BANCORPORATION OF OHIO
filed 1994-03-17
CIK 354869

                                                                      EXHIBIT 13




                          INDEPENDENT AUDITORS' REPORT



The Shareholders and Board of Directors
First Bancorporation of Ohio:


We have audited the accompanying consolidated statement of income, changes in shareholders' equity and cash flows of First Bancorporation of Ohio and subsidiaries for the year ended
December 31, 1991. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of First Bancorporation of Ohio and subsidiaries for the year ended December 31, 1991, in conformity with generally accepted accounting principles.



/s/ KPMG Peat Marwick

Akron, Ohio
January 19, 1992, except as to Note 16
which is as of February 13, 1992